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                                    EXHIBIT 4

                                ESCROW AGREEMENT

         This Escrow Agreement, dated as of December 28, 2001 (the "Escrow
                                                                    ------
Agreement"), is made among OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware
---------
corporation having its principal place of business at 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611 ("Seller"), Mark Goldwasser and Triage Partners LLC, a New York limited liability company having its principal place of business at 120 Broadway, 27th Floor, New York, NY 10271 ("Purchasers") and LITTMAN KROOKS & ROTH P.C., a New York professional corporation with offices at 655 Third Avenue, New York, New York 10017 ("LKR").

                                   BACKGROUND

         WHEREAS, Seller and Purchasers entered into a Securities Purchase Agreement dated as of December 14, 2001 (the "Securities Purchase Agreement"),
                                              -----------------------------
pursuant to which Purchasers purchased $1,072,500 of Series A Preferred Stock of Seller (all capitalized terms used and not defined herein have the respective meanings assigned to them in the Securities Purchase Agreement); and

         WHEREAS, the Escrow Agent has agreed to act as escrow agent in connection with holding the Escrow Amount in accordance with this Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

18.      Appointment and  Acknowledgment of Escrow Agent.  Purchasers and Seller
         -----------------------------------------------
hereby appoint LKR, and LKR hereby agrees to serve, as Escrow Agent pursuant to the terms of this Escrow Agreement.

         (a) On the Closing Date, Purchasers shall wire transfer the Escrow Amount into the Escrow Account. The wire transfer of the Escrow Amount to the Escrow Account shall be made in federal funds transferred as follows:

                    Signature Bank
                    261 Madison Ave
                    NY NY 10016
                    ABA # 026013576
                    Escrow ac # 1500197753
                    Reference: Sands/National Olympic

         (b) On the terms and subject to the conditions of this Agreement, the Escrow Agent shall deposit the Escrow Amount into the Escrow Account. The Escrow Agent shall not have any interest in the Escrow Amount deposited in the Escrow Account, but shall serve as escrow holder only and have only possession thereof. The Escrow Agent shall maintain the Escrow Account until July 28, 2002 (the "Escrow Term"). Upon termination of the Escrow Term, any remaining funds in the Escrow Account shall be remitted to Purchasers pro-rata in accordance with their funding ratios.

         19. Transfer of the Escrow Amount.  In accordance  with Section 1.3 of
             -----------------------------
the Securities Purchase Agreement, during the Escrow Term, the Escrow Agent shall transfer all or a portion of the

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Escrow Amount upon receipt of a written request to this effect, signed by the
Seller and acknowledged by Purchasers certifying that Seller requires additional capital (a) to satisfy its Clearing Agreement dated as of August 23, 2001 between First Clearing Corporation ("First Clearing") and National Securities Corporation, Seller's wholly-owned subsidiary ("National") or (b) for working capital if Seller does not attain profitability within the Escrow Period. Seller agrees that any Escrow Amounts that come into its possession shall be utilized for the benefit of National. Upon each draw down of the Escrow Amount, Seller shall issue such number of shares of Series A Preferred Stock as payment therefor at the Per Share Price in amounts and denominations in accordance with Purchaser's instructions. In addition, to the extent the Escrow Amount has not been theretofore funded in full to Seller, and Purchasers have a claim for indemnification against the Seller in accordance with Article IX of the Securities Purchase Agreement, Purchasers shall have the right to payment from the Escrow Account on a dollar-for-dollar basis upon making a written request to the Escrow Agent.

3.   Further Provisions Relating to the Escrow.
     -----------------------------------------

     (a) Distribution by the Escrow Agent shall operate to divest all right, title, interest, claim, and demand, either at law or in equity, of any party to this Escrow Agreement (other than the distributee) in and to the Escrow Amount distributed and shall be a perpetual bar both at law and in equity against the parties to this Escrow Agreement and against any person claiming or attempting to claim such Escrow Amount from, through, or under such party.

     (b) Purchasers and Seller shall indemnify and hold harmless the Escrow Agent against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities and legal and other expenses (including legal fees and expenses of attorneys chosen by Escrow Agent and costs of investigation) as and when incurred arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent, or its agents, or any other cause (except as a result of the bad faith or gross negligence of Escrow Agent), in any case in connection with the acceptance of or the performance or non-performance by Escrow Agent, or its agents, of any of the Escrow Agent's duties under this Escrow Agreement. Escrow Agent shall be fully protected by acting in reliance upon any notice, advice, direction, other document, or signature believed by Escrow Agent to be genuine, by assuming that any person purporting to give Escrow Agent any notice, advice, direction or other document in accordance with the provisions hereof, in connection with this Escrow Agreement, or in connection with Escrow Agent's duties under this Escrow Agreement, has been duly authorized so to do, or by acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent.

     (c) Escrow Agent shall not be liable to Purchasers or Seller for any mistake of fact or of law, any error of judgment, any act or omission to act or any act of negligence, except as a result of the bad faith or gross negligence of Escrow Agent. Purchasers and Seller waive any such claim against the Escrow Agent.

     (d) Escrow Agent makes no representation as to the validity, value, genuineness, or the collectibility of any security or other document or instrument held by or delivered to Escrow Agent.

     (e) Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. Escrow Agent shall not be bound by any notice of a claim, or demand with respect hereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Escrow Agreement, unless it is in writing, signed by the applicable parties hereto (including Escrow Agent) and received by Escrow Agent. If Escrow Agent's duties as Escrow Agent hereunder are affected by any such waiver, modification, amendment, termination, cancellation or revision of this Agreement, then Escrow Agent shall not be bound thereby unless Escrow Agent shall have given its prior written consent thereto. Escrow

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Agent shall not be bound by any assignment by Purchasers or Seller of any of their respective rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor. Escrow Agent is authorized to comply with and obey all laws, orders, judgments, decrees and regulations of any governmental authority, court, tribunal or arbitrator. If Escrow Agent complies with any such law, order, judgment, decree or regulation, Escrow Agent shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment, decree or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction or found to be in violation of or beyond the scope of a constitution or a law.

     (f) If Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, shall receive any notice, advice, direction or other document from any other party with respect to Escrow Amount which, in Escrow Agent's opinion, is in conflict with any of the provisions of this Escrow Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrow Amount or any part thereof (or as to the delivery, non-delivery or content of any notice, advice, direction, or other document), Escrow Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use Escrow Agent's best efforts to keep safely the Escrow Amount until Escrow Agent shall be directed otherwise in writing by the other parties hereto or by an order, decree or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal. Escrow Agent shall be under no duty to institute or to defend any such proceeding although Escrow Agent may, in Escrow Agent's discretion and at the expense of the other parties hereto, institute or defend such proceedings.

     (g) If LKR shall be unable to act or shall resign as Escrow Agent hereunder, the successor escrow agent shall be a proper entity chosen by LKR in its sole discretion (the "Successor"). LKR may at any time give written notice
                          ---------
of its resignation (the "Resignation Notice") to the other parties hereto. Such
                         ------------------
resignation shall take effect when the Successor accepts in writing its appointment as successor escrow agent and receives from LKR the Escrow Amount. If no Successor has been appointed and has accepted the Escrow Amount within 5 days after the Resignation Notice is sent, Purchasers or Seller may petition any court of competent jurisdiction for the appointment of a successor escrow agent. Such court may thereupon appoint a successor escrow agent after LKR deposits the Escrow Amount into court and after such notice, if any, to the other parties hereto as the court may deem proper and prescribe. This Escrow Agreement shall not otherwise be assignable by LKR without the prior written consent of the other parties hereto.

     (h) Purchasers or Seller authorize LKR, if LKR is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Amount with the clerk of that court.

     (i) The responsibilities and liabilities of Escrow Agent hereunder, except as a result of the bad faith or gross negligence of Escrow Agent, will terminate upon the delivery by Escrow Agent of all the Escrow Amount under any provision of this Escrow Agreement.

4.   Further Action.  At any time and from time to time, Purchasers or Seller
     --------------
agree to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Escrow Agreement.

5.   Survival. The covenants, agreements, representations, and warranties
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contained in or made pursuant to this Escrow Agreement shall survive the delivery by Escrow Agent of the Escrow Amount.

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6.   Modification. This Escrow Agreement sets forth the entire understanding of
     ------------
the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

7.   Notices. Any notice, advice, direction, or other document or communication
     -------
required or permitted to be given hereunder shall be in writing and shall be deemed given: (i) three days after deposit in the United States mail, certified mail, return receipt requested; (ii) the business day following delivery to Federal Express, or similar overnight delivery or courier service (requesting next day delivery), or (iii) when delivered (in person or by telecopy or similar telecommunications equipment on a business day and during business hours, otherwise on the following business day) to the party to whom it is to be given at the address of such party set forth in the preamble to this Escrow Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7). A copy of any notice sent to any party hereto (which copy shall not constitute notice) shall also be sent to LKR, Attention: Mitchell C. Littman, Esq. at the address set forth in the preamble. Any notice given by other means shall be deemed given at the time of receipt thereof.

8.   Waiver. Any waiver by any party of a breach of any provision of this Escrow
     ------
Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Escrow Agreement. The failure of a party to insist upon strict adherence to any term of this Escrow Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Escrow Agreement. Any waiver must be in writing.

9.   Binding Effect.  The provisions of this Escrow Agreement shall be binding
     --------------
upon and inure to the benefit of Purchasers, Seller and the Escrow Agent and their respective heirs, executors, successors and assigns.

10.  No Third Party Beneficiaries.  This Escrow Agreement does not create, and
     ----------------------------
shall not be construed as creating, any rights enforceable by any person not a party to this Escrow Agreement.

11.  Governing  Law.  This Escrow Agreement shall be governed by and construed
     --------------
in accordance with the laws of the State of New York, without giving effect to the rules governing the conflict of laws.

12.  Jurisdiction. The parties hereby irrevocably consent to the jurisdiction of
     ------------
the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Escrow Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Escrow Agreement, a breach of this Escrow Agreement or of any such document or instrument, or the Escrow Amount. The parties also agree that service of process may be satisfied by the delivery of notice of such process as set forth in Section 8 of this Escrow Agreement which shall constitute good and sufficient service.

13.  Severability.  To the extent any provision of this Escrow Agreement is held
     ------------
to be invalid by a court of competent jurisdiction, such provision shall be unenforceable without affecting the enforceability of the remainder of such provision or theremaining provisions of this Escrow Agreement.

14.  Headings.  The headings in this Escrow Agreement are solely for convenience
     --------
of reference and shall be given no effect in the construction or interpretation of this Escrow Agreement.

15.  Counterparts.  This Escrow Agreement may be executed in any number of
     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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       IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first written above.

                                       OLYMPIC CASCADE FINANCIAL
                                       CORPORATION


                                       By:___________________________
                                          Name: Mark Goldwasser
                                          Title:


                                       _______________________________
                                          Mark Goldwasser

                                       TRIAGE PARTNERS LLC


                                       By:____________________________
                                          Name: Martin Sands
                                          Title: Co-Manager


                                       By:____________________________
                                          Name: Steven Sands
                                          Title: Co-Manager

                                       LITTMAN KROOKS & ROTH P.C


                                       By:_____________________________
                                          Name: Mitchell C. Littman
                                          Title: Member